                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                   Amendment 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
             (Exact name of Registrant as specified in its charter)

NEVADA                                     98-0389183
------                                     ----------
(State  or  other  jurisdiction  of        (I.R.S.  Employer
incorporation  or  organization)           Identification  Number)

North  American  General  Resources  Corporation
Suite  80  -  8190  King  George  Highway
Surrey,  B.C.  Canada                      V3W  5B7
---------------------                      --------
(Name  and  address  of  principal         (Zip  Code)
executive  offices)

Registrant's  telephone  number,
  including area code:                     604-594-7004
                                           ------------


Commission  File  No.                      333-102533
                                           ----------


Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                               |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                               |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                    |__|



--------------------------------------------------------------------------------
TITLE  OF  EACH   PROPOSED          PROPOSED
CLASS  OF         MAXIMUM           MAXIMUM
SECURITIES        OFFERING          AGGREGATE    AMOUNT OF
TO  BE            AMOUNT TO BE      PRICE PER    OFFERING         REGISTRATION
REGISTERED        REGISTERED        SHARE (1)    PRICE  (2)       FEE (2)
--------------------------------------------------------------------------------
Common Stock      8,023,579 shares  $0.15        $1,203,536.85    $110.73
--------------------------------------------------------------------------------
(1) This price was arbitrarily determined by North American General Resources Corporation
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100
                          Agent for service of process

                    SUBJECT TO COMPLETION, Dated June 9, 2003


                                   PROSPECTUS

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                                8,023,579 SHARES
                                  COMMON STOCK
                             INITIAL PUBLIC OFFERING

                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. North American General Resources Corporation will not receive any proceeds from this offering. We have set an offering price for these securities of $0.15 per share.

--------------------------------------------------------------------------------
                                                 Proceeds to Selling
                                                 Shareholders Before
             Offering  Price     Commissions     Expenses  and  Commissions
             ---------------     -----------     ---------------------------
Per  Share     $0.15             Not  Applicable          $0.15

Total          $1,203,536.80     Not  Applicable          $1,203,536.80
--------------------------------------------------------------------------------





Our  common  stock is presently not traded on any market or securities exchange.

                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 -8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will not use this prospectus prior to the date of the registration statement. If required, an interim prospectus will be provided before the SB-2 Registration Statement goes effective.

                                ----------------



                  The date of this prospectus is: June 9, 2003

                                Table Of Contents

                                                                          PAGE
                                                                          ----


Summary                                                                       4
Risk  Factors                                                                 6
Risks  Related  To  Our  Financial  Condition  and  Business  Model
--------------------------------------------------------------------
-  If  we  do  not  obtain  additional  financing,
   our business will fail                                                     6
-  Because  we  have not commenced any mining operations,
   we face a high risk of business  failure  due  to our
   inability to predict the success of our business                           6
-  Because  of  the  unique  difficulties  and uncertainties inherent in mineral exploration  and  the  mining
   business, we face a high risk of business failure                          6
-  Because  we  anticipate  our  operating  expenses  will
   increase prior to our earning  revenues,  we  may
   never  achieve  profitability                                              7
-  Our independent auditor believes there is a substantial
   doubt we can continue as  an  ongoing  concern                             7
- Because access to our mineral claim may be restricted by
  inclement weather, we may  be  delayed  in  our  exploration                7
- Because our president and our vice-president for exploration have only agreed to  provide their services on a part-time basis, they may not be able or willing to  devote  a  sufficient amount of time to our business operations, causing our business
  to  fail                                                                    7
Risks  Related  To  Legal  Uncertainty
--------------------------------------
-  As  we  undertake  exploration  of  our  mineral claim,
   we will be subject to compliance  with government regulation that may increase the anticipated cost of our  exploration
   program                                                                    8
Risks  Related  To  This  Offering
----------------------------------
-  If a market for our common stock does not develop,
   shareholders may be unable to  sell  their  shares                         8
-  If  the selling shareholders sell a large number of
   shares all at once or in  blocks,  the  market  price
   of  our  shares would most likely decline                                  8
Use  of  Proceeds                                                             9
Determination  of  Offering  Price                                            9
Dilution                                                                      9
Selling  Shareholders                                                         9
Plan  of  Distribution                                                       22
Legal  Proceedings                                                           23
Directors,  Executive  Officers,  Promoters  and  Control  Persons           23
Security  Ownership  of  Certain  Beneficial  Owners  and  Management        25
Description  of  Securities                                                  26
Interest  of  Named  Experts  and  Counsel                                   28
Disclosure  of  Commission  Position  of  Indemnification
for  Securities  Act Liabilities                                             28
Organization  Within  Last  Five  Years                                      29
Description  of  Business                                                    29
Plan  of  Operations                                                         34
Description  of  Property                                                    36
Certain  Relationships  and  Related  Transactions                           36

Market  for  Common  Equity  and  Related  Stockholder  Matters              37
Executive  Compensation                                                      40
Financial  Statements                                                        41
Changes  in  and  Disagreements  with  Accountants                           42
Available  Information                                                       42

                                    Summary

NORTH  AMERICAN  GENERAL  RESOURCES  CORPORATION


We are an exploration stage company in the preliminary stage of exploring the Wool Bay Property claim for diamondiferous mineralization. To date, we have relied upon information on mineral exploration conducted by others. We have acquired a 70% undivided interest to a mineral claim known as the Wool Bay mineral property located approximately 24 kilometers southeast of Yellowknife, in the Northwest Territories, Canada. We have also staked an additional mineral claim the WLB2 claim covering approximately 1274.5 acres adjoining the Wool Bay mineral property. We own a 100% undivided interest in the WLB2 claim. We retained Robert F. Brown, a consulting geological engineer, to evaluate this mineral claim for us. Our objective is to conduct mineral exploration activities on the mineral claim in order to assess whether it possesses diamond reserves that are commercially exploitable.


A summary geological report has been prepared by our geologist on the Wool Bay claim. Our geologist has recommended a two-phase exploration program. Our proposed exploration program will form initial stages of exploration to determine the potential for commercially exploitable deposits of diamonds. We have not, nor has any predecessor, identified any commercially exploitable reserves of diamonds on this mineral claim. There is no assurance that a commercially viable diamoniferous deposit exists in our claim until sufficient and appropriate exploration work is done and an evaluation of such work concludes a commercially viable diamoniferous deposit.


Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations. As of January 31, 2003, we had $70,043 in cash on hand and liabilities in the amount of $4,998.
Accordingly, our working capital position as of January 31, 2003 was $71,959. Since our inception on March 14, 2002 through January 31, 2003, we have incurred a net loss of $111,557. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claim, the professional fees related to the creation and operation of our business and the payment of management fees. Our planned exploration program will cost approximately $20,500. Accordingly, it appears we have sufficient working capital to complete our initial exploration program subject to the time it takes to complete the program and other expenses that may be incurred during that time. We are dependent upon financing to pursue any extensive exploration activities. For these reasons our auditors have stated in their report that they have substantial doubt was will be able to continue as a going concern.


We were incorporated on March 14, 2002 under the laws of the state of Nevada. Our principal offices are located at Suite 80 - 8190 King George Highway, Surrey, British Columbia, Canada, V3W 5B7. Our telephone number is 604-594-7004.


The  Offering

Securities  Being  Offered         Up  to  8,023,579 shares of our common stock.

Offering  Price                    The  offering  price  of  the common stock is
                                   $0.15 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum  Number  of  Shares        None.
To  Be  Sold  in  This  Offering

Securities  Issued
And  to  be  Issued                14,023,579  shares  of  our  common stock are
                                   issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                    We  will  not  receive  any proceeds from the
                                   sale of the common stock by the selling shareholders.

Summary  Financial  Information

Consolidated Balance Sheet Data     October 31, 2002     January 31, 2003
--------------------------------    ----------------     -----------------
Cash                                     $76,217          $70,043
Total  Assets                            $88,712          $77,957
Liabilities                              $ 3,184          $ 4,998
Total  Stockholders'  Equity             $85,528          $72,959


Consolidated Statement of Loss
and Deficit                         From Inception        From Inception
                                    through 10/31/02      through 1/31/03
                                    ---------------       ----------------


Revenue                              $       0              $        0
Net  Loss  for  the Period           $  79,386              $  111,557

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model


If  we  do  not  obtain  additional  financing,  our  business  will  fail


Our current operating funds are sufficient to complete the proposed exploration program; however, they will be insufficient to complete a full exploration of the mineral claim and begin mining operations should the mineral claim prove commercially viable. Therefore, we will need to obtain additional financing in order to complete our full business plan. As of January 31, 2003, we had cash in the amount of $70,043. We currently do not have any operations and we have no income. While we have sufficient funds to carry out the recommended exploration program on the Wool Bay mineral claim, it is likely we will require additional financing in order to complete any subsequent recommended exploration program and to commence any mining operations. We will also require additional financing if the costs of the exploration of our mineral claim are greater than anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.


Because we have not commenced any mining operations, we face a high risk of business failure due to our inability to predict the success of our business

We have not commenced the exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 14, 2002 and to date have been involved primarily in organizational activities, the acquisition of the mineral claim and obtaining a summary geological report. We have not earned any revenues as of the date of this prospectus.

Because of the unique difficulties and uncertainties inherent in mineral exploration and the mining business, we face a high risk of business failure

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In addition, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our independent auditor believes there is substantial doubt we can continue as a going concern


Our independent auditor's believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment. The Company has incurred a net loss of $111,557 for the period from March 14, 2002 (inception) to January 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. If we are not able to continue as a going concern it is likely any holder of our common stock will lose his or her investment in that stock.


Because access to our mineral claim may be restricted by inclement weather, we may be delayed in our exploration

Access to the Wool Bay mineral claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our results of operations. The property comprises a total area of approximately 206 acres, located 24 kilometers from the town of Yellowknife in the Northwest Territories, Canada. This is an essentially undeveloped area in northern Canada. The area consists of subdued landscape and lakes with forestation. Winters are often severe making access to the property impossible during certain months of the year. The bulk of the target on the Wool Bay mineral claim lies under Great Slave Lake which will require frozen conditions to evaluate by drilling.

Because our president and our vice-president for exploration have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Martin Ermer, our president, is a full time employee of Molson Breweries. Mr. Paul Cowley, our vice-president for exploration is employed by Gold City Industries Ltd. and consults for various clients as a geological consultant. Because we are in the early stages of our business, Mr. Ermer and Mr. Cowley will not be spending a significant amount of time on our business. Mr. Ermer expects to expend approximately six hours per week on our business. Mr. Cowley has agreed to spend time on our business on an as needed basis. Later, if the demands of our business require, Mr. Ermer and Mr. Cowley are prepared to adjust their timetables to devote more time to our business. However, it still may not be possible for Mr. Ermer and Mr. Cowley to devote sufficient time to the management of our business as and when needed, because of their other employment. Competing demands on Mr. Ermer's and Mr. Cowley's time may lead to a divergence between their interests and the interests of other shareholders.


               Risks Related To Legal Uncertainty and Regulations

As we undertake exploration of our mineral claim, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the Northwest Territories in Canada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.



                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may never materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 8,023,579 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 57% of the common shares outstanding as of the date of this prospectus.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         Determination Of Offering Price

The $0.15 per share offering price of our common stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. $0.15 represents as much as 15 times the original selling price of the shares to the selling shareholders.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 8,023,579 shares of common stock offered through this prospectus. The shares include the following:

     7,300,284 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on or about June 30, 2002;

     703,295 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on or about October 31, 2002;

The following table provides as of March 20, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.


--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
4763 NWT  LTD.                  20,000           20,000      NIL         NIL
3502 Raccine Road
Yellowknife, NWT  X1A 3J2
(Beneficial Owners:  Mike Powers,
Scott Casselman, Gary Vivian, and
Lou Covello)
--------------------------------------------------------------------------------
JAMES A. ALLEN                   5,000            5,000      NIL         NIL
12014 208th Str.
Maple Ridge, BC  V2X 4W8
--------------------------------------------------------------------------------
DEBBIE ANDERSON                    667              667      NIL         NIL
1271 Forestbrook Drive
Penticton, BC  V2A 2G4
--------------------------------------------------------------------------------
GURMIT SINGH AUJLA             100,000          100,000      NIL         NIL
12328 - 69A Avenue
Surrey, BC  V3W 0A5
--------------------------------------------------------------------------------
MANJEET BANBAIT                 50,000           50,000      NIL         NIL
221 - 13325 105 Avenue
Surrey, BC  V3S 1Z2
--------------------------------------------------------------------------------
NAVJIT BASSI                    10,667           10,667      NIL         NIL
8257 152A St.
Surrey, BC  V3S 8N2
--------------------------------------------------------------------------------
TODD BONACCI                   500,000          500,000      NIL         NIL
6216 171A Street
Surrey, BC  V3S 5S3
--------------------------------------------------------------------------------

                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
CHENLENDER KWAR BRAR             7,000            7,000      NIL         NIL
#133 - 6832 King George Hwy.
Surrey, BC  V3W 4Z9
--------------------------------------------------------------------------------
ELIZABETH A. LEA BUBURUZ        33,334           33,334      NIL         NIL
2988 O'Hara Lane
Surrey, BC  V4A 3E5
--------------------------------------------------------------------------------
GERARD BUGERA                    2,500            2,500      NIL         NIL
13420 87B Avenue
Surrey, BC  V3W 6E6
--------------------------------------------------------------------------------
MALCOLM BURKE                      500              500      NIL         NIL
#504 - 595 Howe Street
Vancouver, BC  V6C 2T5
--------------------------------------------------------------------------------
STAN G. M. CAYER                 6,667            6,667      NIL         NIL
P.O. Box 47072
#19, 555 W. 12th Ave.,
City Square,
Vancouver, BC  V5Z 3X0
--------------------------------------------------------------------------------
DANIEL F. COLE                  20,000           20,000      NIL         NIL
2080 Jordan Avenue
Burnaby, BC  V5B 4F8
--------------------------------------------------------------------------------
JOHN WINTERS COWLEY              5,000            5,000      NIL         NIL
4355 Huxley Street
Burnaby, BC  V5G 3E8
--------------------------------------------------------------------------------
PAUL S. COWLEY                   1,000            1,000      NIL         NIL
#207, 270 W. 1st Street
North Vancouver, BC  V7M 1B4
--------------------------------------------------------------------------------
CHRIS CUTHBERT                  50,000           50,000      NIL         NIL
6 Oakridge Court
Brampton, ON  L6Z 2A4
--------------------------------------------------------------------------------
DIANE CUTHBERT                  50,000           50,000      NIL         NIL
6 Oakridge Court
Brampton, ON  L6Z 2A4
--------------------------------------------------------------------------------

                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
GUSTAVO DA SILVA                19,000           19,000      NIL         NIL
11280 Westminster Hwy
Richmond, BC  V6X 1B3
--------------------------------------------------------------------------------
DEVINDER S. DHILLON              7,000            7,000      NIL         NIL
11663 99A Avenue
Surrey, BC  V3V 7K5
--------------------------------------------------------------------------------
MOHINDER KAUR DHILLON            7,000            7,000      NIL         NIL
11663 99A Avenue
Surrey, BC   V3V 7K5
--------------------------------------------------------------------------------
PAWANJIT DHILLON                 7,000            7,000      NIL         NIL
11663 99A Avenue
Surrey, BC   V3V 7K5
--------------------------------------------------------------------------------
GLEN DICKSON                     4,964            4,964      NIL         NIL
2322 Kilmarnock Cr.
North Vancouver, BC  V7J 2Z2
--------------------------------------------------------------------------------
FARID AHMAD DIN                  6,667            6,667      NIL         NIL
#1002, 1920 Alberni St.
Vancouver, BC  V6G 1B5
--------------------------------------------------------------------------------
LEN DIPRIMO                     50,000           50,000      NIL         NIL
#216 - 1530 108th Avenue
Surrey, BC  V3R 0T8
--------------------------------------------------------------------------------
HARMAN DOSANJH                 100,000          100,000      NIL         NIL
12364 81A Avenue
Surrey, BC  V3W 0X8
--------------------------------------------------------------------------------
SEAN DOYLE                     100,000          100,000      NIL         NIL
1126 Keil Crescent
White Rock, BC  V4B 4W1
--------------------------------------------------------------------------------
LISA ERMER                     600,000          600,000      NIL         NIL
7271 188th Street
Surrey, BC  V4N 3G3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
JOE FACCONE                      6,000            6,000      NIL         NIL
6488 Halifax St.
Burnaby, BC  V5B 2P8
--------------------------------------------------------------------------------
DANIELLE FIRMAN                 20,000           20,000      NIL         NIL
8843 204A Street
Langley, BC  V1M 1A1
--------------------------------------------------------------------------------
HAROLD D. FORD                   5,000            5,000      NIL         NIL
9411 Granville Avenue
Richmond, BC  V6Y 1P9
--------------------------------------------------------------------------------
LOUISE FORD                      1,000            1,000      NIL         NIL
9411 Granville Avenue
Richmond, BC  V6Y 1P9
--------------------------------------------------------------------------------
ROBERT GALER                   100,000          100,000      NIL         NIL
11826 - 189B Street
Pitt Meadows, BC  V3Y 2L2
--------------------------------------------------------------------------------
SUNNY SINGH GANDHAM            600,000          600,000      NIL         NIL
15296 83B Avenue
Surrey, BC  V3S 8M8
--------------------------------------------------------------------------------
ROBERT J. GAYTON                 2,000            2,000      NIL         NIL
5145 Ashfield Road
W. Vancouver, BC V7W 2X4
--------------------------------------------------------------------------------
AJIT S. GILL                     4,000            4,000      NIL         NIL
12050 90th Avenue
Surrey, BC  V3W 1B5
--------------------------------------------------------------------------------
SARBJIT SINGH GILL             100,000          100,000      NIL         NIL
9398 - 132nd Street
Surrey, BC  V3V 5R1
--------------------------------------------------------------------------------
DAVID GOLDSMITH                    500              500      NIL         NIL
c/o #414, 850 Burrard St.
Vancouver, BC  V6Z 2J1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
SARBJIT SINGH GILL             100,000          100,000      NIL         NIL
9398 - 132nd Street
Surrey, BC  V3V 5R1
--------------------------------------------------------------------------------
DAVID GOLDSMITH                    500              500      NIL         NIL
c/o #414, 850 Burrard St.
Vancouver, BC  V6Z 2J1
--------------------------------------------------------------------------------
SURJIT SINGH GREWAL            100,000          100,000      NIL         NIL
32658 Bevan Avenue
Abbotsford, BC  V2T 1G6
--------------------------------------------------------------------------------
EVELYNE HAENNI                 200,000          200,000      NIL         NIL
P.O. Box 2705, 2305 Jasper Way
Banff, AB  T1L 1C4
--------------------------------------------------------------------------------
BUNT HAER                        5,000            5,000      NIL         NIL
c/o Sunder Holdings Inc.
12356, 81A Avenue
Surrey, BC  V3W 0X8
--------------------------------------------------------------------------------
DR. EDWARD G. HAUPTMANN            667              667      NIL         NIL
3870 Sharon Dr.
W. Vancouver, BC  V7V 2N3
--------------------------------------------------------------------------------
BARRY HICKMAN                   33,334           33,334      NIL         NIL
#13, 5240 Oakmount Cr.
Burnaby, BC  V5H 4S1
--------------------------------------------------------------------------------
CHERYL D. HUGHES               100,000          100,000      NIL         NIL
11815 Warren Place
Delta, BC  V4C 3K6
--------------------------------------------------------------------------------
HANIF JIWA                      50,000           50,000      NIL         NIL
14964 99A Avenue
Surrey, BC  V3R 7N1
--------------------------------------------------------------------------------
ROD JOHNSTON                    50,000           50,000      NIL         NIL
#54 - 19060 Ford Road
Pitt Meadows, BC  V3Y 2M2
--------------------------------------------------------------------------------
DEVINDER KAILA                   5,000            5,000      NIL         NIL
6964 - 126th St.
Surrey, BC  V3W 4A5
--------------------------------------------------------------------------------
MANJINDER S. KAILA               5,000            5,000      NIL         NIL
6964 - 126th St.
Surrey, BC  V3W 4A5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This

Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
GURPREET KANG                    6,650            6,650      NIL         NIL
6960 Culloden Street
Vancouver, BC  V5X 4J7
--------------------------------------------------------------------------------
PAUL S. KANG                    10,000           10,000      NIL         NIL
6569 Berkeley Street
Vancouver, BC  V5S 3J5
--------------------------------------------------------------------------------
RUPINDER KANG                   10,000           10,000      NIL         NIL
14327, 71A Avenue
Surrey, BC   V3W 2L8
--------------------------------------------------------------------------------
NASH SADRUDIN KARIM             50,000           50,000      NIL         NIL
9 - 12988 84 Avenue
Surrey, BC  V3W 0K6
--------------------------------------------------------------------------------
MUHAMMAD WASIM KHAN              1,000            1,000      NIL         NIL
#104 - 12824 Anvil Way
Surrey, BC   V3W 8E7
--------------------------------------------------------------------------------
ALEX KISH                      257,100          257,100      NIL         NIL
9155 Hilltop Drive
Prince George, BC  V2N 2S5
--------------------------------------------------------------------------------
RICK KISH                      123,550          123,550      NIL         NIL
Box 1145, 9160 Edal Street
Fort Langley, BC  V1M 2S5
--------------------------------------------------------------------------------
GURTEJPAL S. KOONER            100,000          100,000      NIL         NIL
8778 - 129th Street
Surrey, BC  V3W 1E2
--------------------------------------------------------------------------------
HARKAMALJIT KOONER             130,000          130,000      NIL         NIL
8778 129th Street
Surrey, BC  V3W 1E2
--------------------------------------------------------------------------------
LAGO MARKETING (B.C.) LTD.     100,000          100,000      NIL         NIL
101 - 18760 96th Avenue
Surrey, BC  V4N 3P9
Beneficial Owners:  Rick Kish
and Satnam Lali.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
ERIN LALI                      100,000          100,000      NIL         NIL
19652 86th Avenue
Langley, BC  V2Y 1Z5
--------------------------------------------------------------------------------
HARINDER LALI                  128,891          128,891      NIL         NIL
7289 Frederick Avenue
Burnaby, BC  V5J 3Y9
--------------------------------------------------------------------------------
SATNAM LALI                    200,000          200,000      NIL         NIL
19652 86th Avenue
Langley, BC  V2Y 1Z5
--------------------------------------------------------------------------------
SATVINDER RICK LALI            100,000          100,000      NIL         NIL
19652 86th Avenue
Langley, BC  V2Y 1Z5
--------------------------------------------------------------------------------
AMRIT LEHAL                    100,000          100,000      NIL         NIL
14568 89th Avenue
Surrey, BC  V3B 8B2
--------------------------------------------------------------------------------
DOROTHY LEIBEL                   4,222            4,222      NIL         NIL
RR3, S15, C20
Oliver, BC  V0H 1T0
--------------------------------------------------------------------------------
DERIC LEW                        1,000            1,000      NIL         NIL
#414 - 850 Burrard St.
Vancouver, BC  V6Z 2J1
--------------------------------------------------------------------------------
CHRIS LIPPINGWELL               31,853           31,853      NIL         NIL
1925 Manning Avenue
Port Coquitlam, BC  V3B 1L3
--------------------------------------------------------------------------------
GUY LOW                        100,000          100,000      NIL         NIL
2615 Kitchener Street
Vancouver, BC  V5K 3C9
--------------------------------------------------------------------------------
HAMISH JOHN A. MACDONALD        10,000           10,000      NIL         NIL
#223 - 1917 W. 4th Ave.
Vancouver, BC V6J 1M7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
CHRISTINA MADAI                 64,500           64,500      NIL         NIL
566 Fairway Drive
North Vancouver, BC  V7G 1L6
--------------------------------------------------------------------------------
MIKE MAGRUM                      1,000            1,000      NIL         NIL
#2504 - 588 Broughton
Vancouver, BC  V6G 3E3
--------------------------------------------------------------------------------
MOHINDER S. MAHAL              400,000          400,000      NIL         NIL
16645 87A Avenue
Surrey, BC  V4N 5B2
--------------------------------------------------------------------------------
PARMJIT S. MAHAL                10,000           10,000      NIL         NIL
13976 Laurel Dr.
Surrey, BC   V3T 1A9
--------------------------------------------------------------------------------
MAGGIE MATTER                      500              500      NIL         NIL
#314, 3883 Laurel St.
Burnaby, BC   V5G 4M8
--------------------------------------------------------------------------------
SUSAN H. OLSEN                     500              500      NIL         NIL
14947 Blackwood Lane
White Rock, BC  V4B 2A8
--------------------------------------------------------------------------------
PAUL OTEMAN                      2,000            2,000      NIL         NIL
3525 Mathers Ave.
W. Vancouver, BC  V7V 2K8
--------------------------------------------------------------------------------
HARJIT PANESAR                 257,699          257,699      NIL         NIL
10933 Scarborough Drive
Delta, BC  V4C 7W9
--------------------------------------------------------------------------------
MARJORIE C. PEARY              500,000          500,000      NIL         NIL
940 McBriar Avenue
Victoria, BC  V8X 3L9
--------------------------------------------------------------------------------
DARYL & WENDY POLLOCK           20,000           20,000      NIL         NIL
2927 Tower Hill
W. Vancouver, BC  V7V 2W6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
GEORGE SHANE PORTER             35,000           35,000      NIL         NIL
16657 87A Ave.
Surrey, BC   V4N 5B2
--------------------------------------------------------------------------------
RYSZARD POZNANSKI               14,000           14,000      NIL         NIL
#310 - 3770 Manor
Burnaby, BC   V5G 4T5
--------------------------------------------------------------------------------
BALDEV SINGH RAI                 6,833            6,833      NIL         NIL
6659 142A St.
Surrey, BC   V3W 0P5
--------------------------------------------------------------------------------
JAGDISH RAI                      7,000            7,000      NIL         NIL
14621 81A Avenue
Surrey, BC   V3S 9Y4
--------------------------------------------------------------------------------
SUKHDEV RAI                    150,000          150,000      NIL         NIL
14176 Colebrook Road
Surrey, BC V3S 0L2
--------------------------------------------------------------------------------
BALWINDER RAO                    4,000            4,000      NIL         NIL
12359 82nd Avenue
Surrey, BC  V3W 3E5
--------------------------------------------------------------------------------
DAVID RENDINA                      667              667      NIL         NIL
967 Heritage Blvd.
N. Vancouver, BC  V7J 3G6
--------------------------------------------------------------------------------
DUNCAN ROBERTS                 200,000          200,000      NIL         NIL
4 - 4141 Lougheed Highway
Burnaby, BC
--------------------------------------------------------------------------------
TOM ROUTTU                     100,000          100,000      NIL         NIL
7566 2nd Street
Burnaby, BC  V3N 3R6
--------------------------------------------------------------------------------
AMAN SANDHER                     1,000            1,000      NIL         NIL
12493 73rd Avenue
Surrey, BC   V3W 0S9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering

--------------------------------------------------------------------------------
DALJIT S. SANDHU               200,000          200,000      NIL         NIL
12365 - 82 Avenue
Surrey, BC  V3W 3E5
--------------------------------------------------------------------------------
HARJAAP SANDHU                  13,000           13,000      NIL         NIL
8511 112th Street
Delta, BC   V4C 4X1
--------------------------------------------------------------------------------
HARJIT SANDHU                  105,691          105,691      NIL         NIL
7579 Sinclair Crescent
Surrey, BC  V3W 4H2
--------------------------------------------------------------------------------
NAVINDER SINGH SANDHU            3,000            3,000      NIL         NIL
12481 78A Avenue
Surrey, BC  V3W 7X1
--------------------------------------------------------------------------------
RAJBIR SARAHAN                  50,000           50,000      NIL         NIL
#10, 6177 - 169 Street
Surrey, BC  V3S 9E8
--------------------------------------------------------------------------------
LAWRENCE SCARPINO                1,000            1,000      NIL         NIL
11518 140th Street
Surrey, BC   V3R 3G8
--------------------------------------------------------------------------------
ERMINIO SCHINA                   1,000            1,000      NIL         NIL
15929 88A Avenue
Surrey, BC  V4N 2X9
--------------------------------------------------------------------------------
RON SCHMITZ                      5,000            5,000      NIL         NIL
c/o PO Box 10356,
Pacific Centre
Vancouver, BC  V7Y 1G5
--------------------------------------------------------------------------------
TERENCE F. SCHORN                  495              495      NIL         NIL
5353 Aspen Dr.
W. Vancouver, BC  V7W 3E4
--------------------------------------------------------------------------------
TASNIM SHIVJI                   50,000           50,000      NIL         NIL
18981 - 88th Avenue
Surrey, BC  V4N 3G5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
ANCHATTAR SINGH SIDHU           50,000           50,000      NIL         NIL
606 - 13383 108th Avenue
Surrey, BC  V3W 5T6
--------------------------------------------------------------------------------
JEET SIDHU                      50,000           50,000      NIL         NIL
8484 141A Street
Surrey, BC  V3W 2T4
--------------------------------------------------------------------------------
DALE SINCLAIR                   33,334           33,334      NIL         NIL
32577 Willingdon Cres.
Abbotsford, BC  V2T 1S1
--------------------------------------------------------------------------------
DEEPAK SINGH                    50,000           50,000      NIL         NIL
14451 77th Avenue
Surrey, BC  V3S 9K8
--------------------------------------------------------------------------------
GABRIELLE A. SUTCLIFFE           5,000            5,000      NIL         NIL
4355 Huxley Street
Burnaby, BC  V5G 3E8
--------------------------------------------------------------------------------
HONG SOON TAN                  100,000          100,000      NIL         NIL
321 Springer Avenue
Burnaby, BC  V5B 3K6
--------------------------------------------------------------------------------
JULIE TOM                        3,500            3,500      NIL         NIL
#405 - 1958 E. 47th Ave.
Vancouver, BC  V5N 2W7
--------------------------------------------------------------------------------
CHENG CHUN TU                   30,000           30,000      NIL         NIL
#21 - 9559 130A Street
Surrey, BC  V3V 5N9
--------------------------------------------------------------------------------
SAID VAZIRI                    100,000          100,000      NIL         NIL
2036 Lorraine Avenue
Coquitlam, BC  V3K 2M6
--------------------------------------------------------------------------------
RAJINDER VIRK                  500,000          500,000      NIL         NIL
12608 70A Avenue
Surrey, BC  V3W 2J4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares

                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
ANDREW WALKER                   20,000           20,000      NIL         NIL
1896 29th  Street
W. Vancouver, BC  V7V 4M8
--------------------------------------------------------------------------------
ERIN WALMESLEY                     500              500      NIL         NIL
2126 E. Kent Avnue
South Vancouver, BC  V5P 4X2
--------------------------------------------------------------------------------
DAVID WARKENTIN                  6,667            6,667      NIL         NIL
2709 Valemont Cres.
Abbotsford, BC  V2T 3V6
--------------------------------------------------------------------------------
ALICE WONG                     115,000          115,000      NIL         NIL
1360 W. King Edward Ave.
Vanvouver, BC  V6H 1Z9
--------------------------------------------------------------------------------
STEPHEN YEE                      1,000            1,000      NIL         NIL
5870 Beatrice Street
Vancouver, BC  V5P 3P9
--------------------------------------------------------------------------------
SHANG YU                        37,960           37,960      NIL         NIL
#1212, 510 W. Hastings Street
Vancouver, BC  V6B 1L8
--------------------------------------------------------------------------------
CLAUDIA L. ZAMBRANO              1,000            1,000      NIL         NIL
#201, 1550 Duchess St.
W. Vancouver, BC  V7V 1P5
--------------------------------------------------------------------------------



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 14,023,579 shares of common stock outstanding on March 20, 2003.


Other than Paul S. Cowley who is a director and vice president, none of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)  has  ever  been  one  of  our  officers  or  directors.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

* Not engage in any stabilization activities in connection with our common stock

* Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

* Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Cane O'Neill Taylor, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.



          Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of March 20, 2003 are as follows:

Name                         Age               Office(s)  Held
----                         ---               ---------------

Martin Ermer                  42               Director, President & Treasurer

Paul  Cowley                  46               Director  &  Vice  President
Exploration

Teresita  Ortiz               33               Secretary

Gurmeet  Sidhu                25               Vice  President

Martin Ermer, our president, treasurer and director, from January 1998 to present, has been in charge of running the bottle production line at Molson Breweries and also dealing with various quantity controls of the release of the brewing process. From August 2002 to present, Mr. Ermer has been a director and officer of Georgia Basin Energy Ltd., a private company invested in oil and gas well interests in Jack County, Texas. In addition, Mr. Ermer holds a position since December 2002 as a director and officer of General Gas Corporation, a private company which currently owns 98.4% of the outstanding shares of Georgia Basin Energy Ltd. Mr. Ermer founded Paradise Products Ltd. in 1995, which manufacturers and distributes filter cleaning units for spas.


Paul Cowley is a professional geologist with 23 years of technical and managerial experience in North and South America. In addition to geological consulting which he has done since April of 1999 for companies such as Hope Bay Joint Venture and Cumberland Resources, he is presently vice president of exploration for Gold City Industries Ltd. a position he has held since May of 2000. From April 1997 through April 1999, he was a geological consultant for Alliance Mining Ltd. During the same period of time, he was also a geological consultant for Rampton Resource Corp. From August 1995 through

March 1997, Mr. Cowley was the program manager for BHP Minerals. From March 1980 through August 1995 he was the senior geologist for BHP Minerals.

Teresita Ortiz, our secretary, obtained a masters degree in communications from The North Region Institute in Monterey, Mexico. Ms. Ortiz worked at Channel 2 in Monterey as a receptionist for eight months and was then promoted to co-producer of programs such as "Horrale Prino", "Bailemos una Polca" and "Los Aficionados de Romulo". Ms. Ortiz later founded, produced and directed her own program called "Desvelados". From January 1998 to present, Ms. Ortiz has consulted in corporate and secretarial services for private companies. Since our inception, Ms. Ortiz has been our secretary and has provided us with secretarial services. Since December 2002, Ms. Ortiz holds a position as director and officer of General Gas Corporation, a private company which currently owns 98.4% of the outstanding shares of the private company Georgia Basin Energy Ltd.

Gurmeet Sidhu, one of our vice presidents, completed the first year of the Financial Planning Program at the British Columbia Institute of Technology in 2000. Mr. Sidhu held seasonal (June thru August) security positions for the Vancouver Courthouse in 1998 and Airport Park and Fly in 1999. Mr. Sidhu also worked as a salesperson for Group Telecom Canada from February to October 2000. April to June 2001, Mr. Sidhu was a technology salesperson for AT&T Mobility.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant  Employees

We  have  no  significant  employees  other  than  our  officers  and directors.

We conduct our business through agreements with consultants and arms-length third parties.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 20, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers, and (iv) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------
                  Name and address           Number of Shares   Percentage of
Title of class    of beneficial owner        of Common Stock    Common Stock (1)
--------------------------------------------------------------------------------
Common Stock      Martin Ermer                2,500,000 shares         17.8%
                  Director, President
                  & Treasurer

                  9330 Bothwell Drive
                  Surrey, British Columbia
                  Canada V4N 3G3

Common Stock      Teresita Ortiz              2,500,000 shares         17.8%
                  Secretary
                  18523 67A Avenue
                  Surrey, British Columbia
                  Canada V3S 9B5

Common Stock      Paul Cowley                 1,001,000 shares          7.1%
                  Director and Vice
                  President
                  207 - 270 West 1st Street
                  North Vancouver, British Columbia
                  Canada  V7M 1B4

Common Stock      Gurmeet Sidhu                       0 shares          0.0%
                  Vice President
                  9567 Nairn Place
                  Surrey, British Columbia
                  Canada  V3V 6Y4

Common Stock      All Officers and Directors  6,001,000 shares         42.8%
                  as a Group (4 persons)

--------------------------------------------------------------------------------



(1) The percent of class is based on 14,023,579 shares of common stock issued and outstanding as of March 20, 2003.

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.



                            Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 20, 2003, there were 14,023,579 shares of our common stock issued and outstanding that were held by 116 stockholders of record. We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.


Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation state that these provisions do not apply. Accordingly, we may be more susceptible to a takeover than would be the case if the sections applied.


                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.


      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We  were  incorporated  on March 14, 2002 under the laws of the state of Nevada.

Mr. Martin Ermer has been our president and director since our inception. Mr. Ermer acquired 3,000,000 shares of our common stock at a price of $0.001 per share on March 25, 2002. Mr. Ermer paid a total purchase price of $3,000 for these shares.

Ms. Teresita Ortiz has been our secretary since our inception. Ms. Ortiz acquired 3,000,000 shares of our common stock at a price of $0.001 per share on March 25, 2002. Ms. Ortiz paid a total purchase price of $3,000 for these shares.

Mr. Paul Cowley has been the Vice President of Exploration since June 30, 2002. Mr. Cowley acquired 500,000 shares of common stock at a price of $0.001 per share on June 30, 2002 from Mr. Ermer and 500,000 shares of common stock at a price of $0.001 per share on June 30, 2002 from Ms. Teresita Ortiz. Mr. Cowley paid a total purchase price of $1,000 for these shares. Mr. Cowley also acquired 1,000 shares of common stock at a price of $0.15 per share on October 31, 2002.


                             Description Of Business

In  General


We are an exploration stage company engaged in the acquisition and exploration of mineral properties. At the present time, we hold a 70% interest in what we refer to as the Wool Bay mineral claim. Various stages of exploration of this mineral claim is required before a final determination as to its viability can be made. No commercially viable mineral deposit may exist on our mineral claim. Our plan of operations is to carry out exploration work on this claim in efforts to ascertain whether it possesses commercially viable deposits of diamonds. We can provide no assurance to investors that our mineral claim contains a mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified. At this time, we have no reserves on our mineral claim.


Acquisition  of  the  Wool  Bay  Mineral  Claim


In May 2002, we entered into an option agreement which was amended in April 2003 with 4763 NWT Ltd., a company incorporated under the laws of the Northwest Territories, with respect to the Wool Bay property. By virtue of the amended option agreement, we have acquired a 70% undivided interest in and to the Wool Bay property in consideration for a payment of $2,000. As a result, all property work requirements set out in the original option agreement have been waived and deemed completed. 4763 NWT Ltd. currently holds 20,000 of our common shares. In addition, 4763 NWT Ltd. shall be entitled to receive a gross overriding royalty ("GOR") equal to 2.5% of all products mined and removed from the Wool Bay property. At our discretion, we may buy down 1% of the GOR for $1,600,000.

As a result of acquiring the option for a 70% interest in the Wool Bay property, we have formed a joint venture with 4763 NWT Ltd. with respect to further work. We hold a 70% interest in the joint venture and 4763 NWT Ltd. holds a 30% interest in the joint venture. Notwithstanding the waiver of the work obligations in the option agreement, 4763 NWT Ltd. is not obligation to contribute its share of any work programs under the Joint Venture Agreement until our aggregate expenditures equal $16,000. Other than 20,000 common shares issued in connection with the acquisition, 4763 NWT Ltd. is not related in any way to our company, its officers, directors, associates or affiliates. The agreement was negotiated at arms length.

We have also staked an additional mineral claim the WLB2 claim covering approximately 1274.5 acres adjoining the Wool Bay mineral property. We own a 100% undivided interest in the WLB2 claim.



Description  of  the  Wool  Bay  Mineral  Claim


The Wool Bay property consists of one mineral claim, named WBL 1, located approximately 24 kilometers southeast of Yellowknife, Northwest Territories, Canada. The claim is geographically centered on 62 16'N latitude and 114 08'W longitude. The mineral claim, totaling approximately 206 acres, was staked on March 29, 2002 and recorded on April 30, 2002 under the terms of the Canadian Mining Regulations by the Mining Recorders Office in Yellowknife, Northwest Territories. The property comprises a total area of approximately 206 acres, located 24 kilometers from the town of Yellowknife. This is an essentially undeveloped area in northern Canada. We hold a 70% interest in the joint venture and 4763 NWT Ltd. holds a 30% interest in the WBL 1 mineral claim.


An annual winter ice road ploughed from Yellowknife used to transport heavy equipment and bulk supplies to northern mines passes one kilometer south of the Wool Bay property and is available for hauling from mid-January to the end of March each year. The final one kilometer to the Wool Bay claim could easily be extended by ploughing, thus providing daily 4x4 truck transport of crews, supplies, and equipment to the claim during these winter periods. Otherwise, the area is directly accessible by boat, snow-machine, helicopter, or ski and float equipped fixed wing aircraft from Yellowknife, depending on the season.

The climate is Arctic with a short summer season from mid-June to mid-September. Certain ground surveys including geophysics and drilling can be conducted into late October and before spring ice break-up between mid-February and the end of April. Winters are severe, with snow and cold associated with extremely short to no daylight hours. Access to the Wool Bay mineral claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities.


Approximately 70% of the mineral claim is water covered. The remaining portion consists of landscape with minor elevation differences and 80% bedrock exposure. Overlying the bedrock is thin and glacial material. Vegetation consists of black  spruce,  popular  and  willow  trees.


The Wool Bay Mineral claim covers a single circular magnetic low response approximately 325 metres in diameter with coincident horizontal loop electromagnetic (HLEM) conductors. Local variations in the earth's magnetic strengths can be measured by sensitive geophysical instruments. The magnetic low indicates that there is a relatively lower local magnetic strength in comparison to its surrounding area. A horizontal loop electromagnetic survey is a geophysical survey that measures subtle local naturally occurring electromagnetic currents. The source of these geophysical responses is unknown as it lies under water. Bedrock flanking to the response is of two rock types that exhibit similar magnetic strengths, thus cannot explain the relative magnetic low difference. Although kimberlites have a wide variety of magnetic and/or electromagnetic responses, one combination is as seen at the Wool Bay property. Although the magnetic and HLEM responses at the Wool Bay property may be due to a number of possibilities, including rock type changes and magnetic variability within rock types, the response may be the result of a kimberlite pipe. A kimberlite pipe is a deep (>150 kilometers) rooted volcanic eruptions shaped like a carrot that can host diamonds.

Planned  operations  with  respect  to  the  mineral  claim.

We engaged the services of Mr. Robert F. Brown to prepare a geological evaluation report on the Wool Bay mineral claim. Mr. Brown is a consulting geologist and registered professional engineer in the Geological Section of the Association of Professional Engineers of the Province of British Columbia, Canada. He visited the site in July, 2002, and issued us his report on December 12, 2002.

Our exploration efforts with respect to the claim will be directed at locating kimberlite pipe, and its evaluation for diamond content. Although diamonds occur in a number of natural occurrences including unconsolidated and consolidated sediments, meteorites, and high-pressure metamorphic rocks, the most successful source of diamonds in northern Canada has been in kimberlites. Kimberlites are CO2 and H2O rich rocks that have a distinctive inequigranular texture. Kimberlites act as a transportation agent, bringing diamonds from within the diamond stability field, that being a depth greater than 150 kilometers, to the surface. Key to exploration for diamondiferous kimberlites, as many geological environments host kimberlite intrusions, are regions underlain by ancient mantle crust such as the Slave craton in which the Wool Bay property is located. Diamonds are only likely to survive their assent to the surface in areas underlain by these cool mantle roots.

Exploration for kimberlite pipes in northern Canada, has relied on various methods including geophysical surveys (magnetic, gravity, electro-magnetic, seismic, and radiometric), prospecting, and bulk sampling. As kimberlites are rare rocks which generally do not outcrop well, exploration methods must be capable of finding a hidden target.

In January of 1997, Peregrine Surveys flew a high definition helicopter borne total field magnetic survey over the Wool Bay area. The survey outlined a distinct circular magnetic low. The magnetic low may represent a kimberlite pipe. In April of 1998, Covello, Bryan and Associated conducted ground total field magnetic and horizontal loop electromagnetic ("HLEM") geophysical surveys over the airborne circular magnetic low. The ground magnetic geophysical survey confirmed the air borne survey and outlined a circular magnetic low. The HLEM survey outlined six weak to moderate responses. The conductive responses may be due to weathered kimberlite.

Mr. Brown has recommended to us the following exploration program with respect to our mineral claim.

During the winter of 2002/2003 Mr. Brown recommends a two-phase exploration program to determine if the circular magnetic low on the property is a covered kimberlite pipe. The first phase will consist of a winter gravity survey over the magnetic target, and the second phase, contingent upon the success of the first phase, will consist of a single drill hole to test the combined magnetic low and HLEM geophysical target at the Wool Bay property.

Phase 1 will consist of a gravity survey designed to better define the boundaries of the magnetic low. The results from the gravity survey could improve the character of the magnetic low and support the speculation of a kimberlite pipe. Costs to rent the equipment ($450 / day), locate stations (200 meter centres), complete the survey (3 days), and process and plot the data are estimated at $4,500.

Phase 2 will consist of a single 100-meter long hole steeply angled into the target should adequately test for the source of the magnetic low, and HLEM responses. Estimated all up costs, including mobilization/drilling/assaying/supervision, will be around $160 per meter for total costs of $16,000. Mr. Brown is of the opinion that the Wool Bay property is of sufficient merit to justify the exploration program recommended.


We have accepted the recommendations of Mr. Brown's report. We have recently commenced Phase 1 of the exploration program. We will proceed with Phase 2 if the results of Phase 1 are favourable. We believe that our current liquid resources are sufficient to conduct Phase 1 and Phase 2 of our exploration program.


Competition

The mineral exploration industry, in general, is intensively competitive and particularly the diamond industry. Numerous factors may affect the marketability of diamonds. These factors include market fluctuations, the proximity and capacity of markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, and land use. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance  with  Government  Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Northwest Territories. The process by which claims are acquired and held in the Northwest Territories is laid out in the Canada Mining Regulations. All aspects of mineral title are administered through the Mineral Titles office in Yellowknife, Northwest Territories.

Claims are entitled to be held for a period of 10 years from the date the claim is recorded, if a) during the two year period immediately following recording of the claim at least $4 per acre of representative work is performed, plus appropriate fees paid, and b) thereafter during each subsequent one year period at least $2 per acre of representative work is performed, plus appropriate fees paid.

The claims may be brought to lease on the 10th anniversary of the recording of the claim subject to regulatory details. A lease is valid for 21 years. If a claim is not brought to lease it will be forfeited. One month after the 10th anniversary date of a mineral claim the Mining Recorder issues a "Claims Lapse Notice". A "Lease Application" must be received from the claim holder within two months of the Claims Lapse Notice or the claim will be forfeited. With the Lease Application the claim holder must include a record of work on the claim, payment of 1st years rent of $1.00 per acre annual rental plus $25/claim lease fee, plus the legal survey of the claim. "Request for Relief" asking for an extension of submission of the legal survey plan, for up to one year, is available and is of particular importance as survey work is only practicably completed during the summer months.

The  Mineral  Resources directorate located in Hull, Quebec promotes development of mineral resources in the Northwest Territories through policies and legislation. The Mineral Resources directorate operates through Indian and Northern Affairs Canada, a department of the federal government of Canada. It administers mineral title pursuant to the Canada Mining Regulation. It monitors
                                          ------------------------
and inspects to ensure compliance with legislation, assesses and collects Crown royalties payable under the Canada Mining Regulations. It conducts independent
                             -------------------------
diamond valuations to ensure a fair royalty return to the Crown. Details of the regulations are available through the Indian and Northern Affairs web site at http://www.ainc-inac.gc.ca/ps/nap/minmin_e.html. The Mineral Resources directorate participates in environmental assessment of northern mining projects, mineral resource assessment, and land use planning.


To conduct land use activities such as camp construction, diamond drilling, etc., a Land Use Permit (Class A or B, depending upon the scale of the proposed operations), issued under authority of the Territorial Land Use Regulations, must be obtained from the Department of Indian Affairs and Northern Development, Yellowknife, Northwest Territories. The permitting process is lengthy, requiring up to two months or more to complete. Presently, we applied for a drilling permit for the Wool Bay property and the process to obtain the permit is still ongoing. In particular, the permitting process has moved to second stage of environmental review. The Company expects to receive a response to the permit application by August of this year. The phase 1 has commenced and the Company does not expect any disturbance to the ground to occur.


With the expenditures expected in the Phase 1 and 2 programs, the WBL1 claim will be in good standing for the 10 year exploration maximum allowed.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. Waste removal may require permits if the proposed exploration activities are significantly large enough to warrant them. Waste removals refer to the disposal of rock materials removed from the earth which must be reclaimed. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

Other than our four officers who may be considered employees, the Company has no employees.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We  have  no  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Reports  to  Security  Holders


At this time, we are not required to provide annual reports to security holders. However, every registrant under the Securities Act of 1933 must file an annual report for at least the fiscal year in which the registration statement under the Securities Act of 1933 became effective. Concurrent with the effectiveness of this registration statement, we will become a reporting company. Thereafter, periodic reports will be filed with the Securities and Exchange Commission and annual reports will be delivered to security holders as required. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of North American General Resources Corp.'s electronic filings.



                               Plan of Operations


We have recently commenced Phase one of the exploration program. We expect the total cost for our planned two-phase exploration program on the Wool Bay mineral claim to be approximately $20,500 to assess the property's potential to host commercially viable diamond deposits. Phase one, consisting of a gravity survey designed to better define the boundaries of the magnetic low. The results from the gravity survey could improve the character of the magnetic low and support the speculation of a kimberlite pipe. Costs to rent the equipment will be estimated at $450 a day. In addition, locating stations (200 meter centers), completing the survey ( 3 days), and processing and plotting the data will cost approximately $4,500. Pending favorable results from Phase one, we plan to undertake a second phase consisting of drilling a single 100-meter long hole steeply angled into the target to test the source of the magnetic low and HLEM responses. The cost for Phase two could be broken down as follows; wages at $3000, direct drilling contractor costs at $5,500, equipment rental and fuel at $1500, cost of mobilization and demobilization at $3500, and room and accommodation for crews at $2500. Total cost for Phase two will cost approximately $16,000. We had $70,043 in cash reserves as of January 31, 2003. Accordingly, we have commended phase one and will be able to proceed with phase two of the exploration program without additional financing.

We believe both phases of the exploration program can be accomplished by the end of March, 2004.

During this exploration stage, our president will only be devoting approximately 6 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work has been and will continue to be performed by outside consultants on a project by project basis as required. At this time, we currently do not have any formal ongoing consulting agreements in place. We did engage Mr. Brown as an outside consultant on a one time only basis to evaluate the mineral property and to provide recommendations as to an exploration program. We did not have a formal consulting agreement with Mr. Brown. In the future, if the demands of our business require more business time of Mr. Ermer, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, it is possible that Mr. Ermer may not be able to devote sufficient time to the management of our business at the times needed.

If additional work is recommended following phase two, additional funding may be required. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we may not be able to raise sufficient funding from the sale of our common stock to fund additional phases, if any, of the exploration program. We believe that debt financing will not be an alternative for funding additional phases of the exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. Traditional debt financing is not available at the early stages of exploration in which we are currently involved. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:


1. $20,500 in connection with the completion of the phase one and phase two of our recommended geological work program;

2. $20,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;


We had cash in the amount of $70,043 as of January 31, 2003. Our total expenditures over the next twelve months are anticipated to be approximately $40,500. Accordingly, we will not require additional financing to fund our operations for the next twelve months. In the next twelve months, we do not plan to make any purchases or sales of significant equipment, nor do we plan to make any significant changes in our number of employees.

Additional financing, if needed, may not be available. If we do not obtain additional financing necessary to conduct our exploration, we may consider bringing in an additional joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we may not ever be able to locate a joint venture partner who will assist us in funding our exploration of the Wool Bay mineral claim.



Results of operations for period ending January 31, 2003

We did not earn any revenues during the period ending January 31, 2003. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of diamonds on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

We incurred operating expenses in the amount of $111,557 for the period from inception on March 14, 2002 to January 31, 2003. These operating expenses included: (a) $9,343 in connection with our acquisition the Wool Bay mineral claim, (b) management fees of $61,736, (c) professional fees in the amount of $22,781 in connection with our corporate organization and documentation, and (d) other expenses totaling $17,697. During the next twelve months we will incur exploration costs and the professional fees to be incurred in connection with the filing of amendments to this registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $111,557 for the period from inception to January 31, 2003. Our loss was attributable entirely to operating expenses.


Liquidity  and  Capital  Resources


We had cash of $70,043 as of January 31, 2003, and had working capital of $71,959 as of January 31, 2003.


We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.


                             Description Of Property

We have acquired the right to acquire a 70% undivided interest to a mineral claim known as the Wool Bay mineral property located approximately 24 kilometers southeast of Yellowknife, in the Northwest Territories, Canada. We do not own any real property other than the option in the claim. At the present time we maintain a corporate office at Suite 80 - 8190 King George Highway, Surrey, British Columbia, Canada, V3W 5B7 which is the residence of our corporate secretary, Elaine Chartier. We are paying US $200 a month to Ms. Chartier for bookkeeping and partial use of her residence as an office.



                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

*    Any  of  our  directors  or  officers;
*    Any  person  proposed  as  a  nominee  for  election  as  a  director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*    Any  of  our  promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Martin Ermer has been our president and director since our inception. Mr. Ermer acquired 3,000,000 shares of our common stock at a price of $0.001 per share on March 25, 2002. Mr. Ermer paid a total purchase price of $3,000 for these shares.

Ms. Teresita Ortiz has been our secretary since our inception. Ms. Ortiz acquired 3,000,000 shares of our common stock at a price of $0.001 per share on March 25, 2002. Ms. Ortiz paid a total purchase price of $3,000 for these shares.

Mr. Paul Cowley has been the Vice President of Exploration since June 30, 2002. Mr. Cowley acquired 500,000 shares of common stock at a price of $0.001 per share on June 30, 2002 from Mr. Ermer and

500,000 shares of common stock at a price of $0.001 per share on June 30, 2002 from Ms. Teresita Ortiz. Mr. Cowley paid a total purchase price of $1,000 for these shares. Mr. Cowley also acquired 1,000 shares of common stock at a price of $0.15 per share on October 31, 2002.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stock and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. We have priced our stock at $.15 a share thus these shares are subject to penny stock rules. Accordingly, stockholders may have difficulty selling those securities.


Holders  of  Our  Common  Stock

As of the date of this registration statement, we had 116 registered shareholders.

Rule  144  Shares

A total of 5,000,000 shares of our common stock will be available for resale to the public after March 25, 2003 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. The following additional shares of our common stock will also be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933: 20,000 shares after May 31, 2003; 8,300,284 shares after June 30, 2003; and 703,295 shares after October 31, 2003.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 140,235 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 6,001,000 of the total shares that may be sold, at least partially, pursuant to Rule 144. 5,000,000 of such shares may be sold after March 25, 2003, 1,000,000 shares may be sold after June 30, 2003, and 1,000 shares may be sold after October 31, 2003.

Stock  Option  Grants


To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the over-the-counter bulletin board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through October 31, 2002.


--------------------------------------------------------------------------------
                   Annual Compensation        Long Term Compensation
                   -------------------        ----------------------
                                         Other                             All
                                         Annual                            Other
                                         Com-                              Com-
                                         pen-   Restricted                 pen-
                                         sa-    Stock   Options/*  LTIP    sa-
Name     Title      Year   Salary  Bonus tion   Awarded SARs(#) payouts($) tion
----     -----      -----  ------  ----- ------ ------- ------- ---------  -----
Martin   President,  2002  $15,417   0     0       0      0        0         0
Ermer    Treasurer
         and
         Director
--------------------------------------------------------------------------------
Gurmeet  Vice        2002  $13,321   0     0       0      0        0         0
Sidhu    President
--------------------------------------------------------------------------------
Teresita Secretary   2002  $15,417   0     0       0      0        0         0
Ortiz
--------------------------------------------------------------------------------

We do not pay our directors any compensation for serving on our board of directors.

Stock  Option  Grants

We did not grant any stock options to the executive officers or directors from inception through January 31, 2003. We have also not granted any stock options to the executive officers since January 31, 2003.

                              Financial Statements

Index  to  Financial  Statements:

1. Audited consolidated financial statements for the period ended October 31, 2002, including:

     (a)  Auditors'  Report

     (b)  Balance  Sheet;

     (c)  Statement  of  Loss  and  Deficit;

     (d)  Statement  of  Cash  Flows;

     (e)  Statement  of  Stockholders'  Equity;  and

     (f)  Notes  to  Financial  Statements.



2. Unaudited consolidated financial statements for the period ended January 31, 2003, including:

     (a)  Auditors'  Report

     (b)  Balance  Sheet;

     (c)  Statement  of  Loss  and  Deficit;

     (d)  Statement  of  Cash  Flows;

     (e)  Statement  of  Stockholders'  Equity;  and

     (f)  Notes  to  Financial  Statements.

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                OCTOBER 31, 2002
                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS



                        INDEPENDENT AUDITORS' REPORT





To  the  Directors
North  American  General  Resources  Corporation
(An  exploration  stage  company)


We have audited the balance sheet of North American General Resources Corporation (an exploration stage company) as at October 31, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from March 14, 2002 (date of inception) to October 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2002 and the results of its operations and cash flows for the period from March 14, 2002 (date of inception) to October 31, 2002, in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $90,881 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                      /s/ Morgan & Company
November  6,  2002                                      Chartered  Accountants



Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street

www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                OCTOBER 31, 2002
                            (Stated in U.S. Dollars)





------------------------------------------------
ASSETS

Current
  Cash                                $ 76,217
  Prepaid expense                       11,495
                                      ---------
                                        87,712

Mineral Property Interest (Note 3)           -
Website Development Costs                1,000
                                      ---------

                                      $ 88,712
===============================================

LIABILITIES

Current
  Accounts payable                    $  3,184
                                      ---------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with a
    par value of $0.001 per share
    100,000,000 preferred shares with a
    par value of $0.001 per share

  Issued:
    14,023,579 common shares            14,023

  Additional paid-in capital           170,493

  Share subscriptions receivable       (19,602)

Deficit Accumulated During The
 Exploration Stage                     (79,386)
                                      ---------

                                        85,528
                                      ---------

                                      $ 88,712
===============================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                          STATEMENT OF LOSS AND DEFICIT

           PERIOD FROM INCEPTION, MARCH 14, 2002, TO OCTOBER 31, 2002
                            (Stated in U.S. Dollars)


--------------------------------------------------
Expenses
  Mineral property option payment and
   exploration expenditures           $     9,062
  Professional fees                         8,952
  Consulting fees                           4,959
  Management fees                          44,155
Travel                                      2,087
Promotion                                   8,676
Office and sundry                           1,495
                                        ----------

Net Loss For The Period And Deficit,
 End Of Period                        $    79,386
==================================================

Basic And Diluted Loss Per Share      $      0.01
==================================================


Weighted Average Number Of Shares
 Outstanding                           11,480,831
==================================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

           PERIOD FROM INCEPTION, MARCH 14, 2002, TO OCTOBER 31, 2002
                            (Stated in U.S. Dollars)

---------------------------------------------------
Cash Flows From Operating Activities
  Net loss for the period                 $(79,386)

Adjustments To Reconcile Net Loss
 To Net Cash Used By Operating Activities
  Change in prepaid expense                (11,495)
  Change in accounts payable                 3,184
  Shares issued for other than cash             20
                                          ---------
                                           (87,677)
                                          ---------

Cash Flows From Financing Activity
 Issue of common stock                     164,894
                                          ---------

Cash Flows From Investing Activity
 Website development costs                  (1,000)
                                          ---------

Increase In Cash And Cash,
 End Of Period                            $ 76,217
===================================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

           PERIOD FROM INCEPTION, MARCH 14, 2002, TO OCTOBER 31, 2002
                            (Stated in U.S. Dollars)

                            COMMON STOCK                   DEFICIT
               ------------------------------------------- ACCUMULATED
               NUMBER OF          ADDITIONAL SHARE         DURING THE
               COMMON     PAR     PAID-IN    SUBSCRIPTIONS EXPLORATION
               SHARES     VALUE   CAPITAL    RECEIVABLE    STAGE      TOTAL
               -----------------------------------------------------------------
Shares issued
 for cash
 at $0.001     6,000,000  $ 6,000  $      -  $         -   $      -   $  6,000
Shares issued
 for cash
 at $0.01      7,300,284    7,300    65,703            -          -     73,003
Shares issued
 for cash
 at $0.15        703,295      703   104,790      (19,602)         -     85,891
Shares issued
 to acquire
 mineral property
 interest
 at $0.01         20,000       20         -            -          -         20
Net loss for
 the period            -        -         -            -    (79,386)   (79,386)
               -----------------------------------------------------------------
Balance,
 October  31,
 2002         14,023,579  $14,023  $170,493  $   (19,602)  $(79,386)  $ 85,528
              =================================================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2002
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company was incorporated in the State of Nevada, U.S.A., on March 14, 2002.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $79,386 for the period from March 14, 2002 (inception) to October 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)


The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Website  Development  Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

c)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

d)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
     ii)  non-monetary  items  at  the  historical  exchange  rate;
     iii) revenue and expense at the average rate in effect during the applicable accounting period.

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

f)     Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At October 31, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


3.     MINERAL  PROPERTY  INTEREST

On May 18, 2002, the Company acquired an option to earn a 70% undivided interest in a mineral claim located in the Mackenzie District of Nunavut, Canada.

In  order  to  earn  its  interest,  the  Company  is  required  to:

     i)   pay  CDN$10,000  on  execution  of  the  agreement  (paid);

     ii) issue 20,000 common shares of the Company on execution of the agreement (issued);
     iii) incur  CDN$4,000  per year for four years on exploration expenditures.


The 20,000 common shares issued on execution of the mineral property option agreement were issued in May 2002 at a fair value of $0.001 per share. The fair value was established by reference to consideration paid for shares previously issued which was $0.001 per share.

The agreement is also subject to a gross overriding royalty equal to 2.5% of all products mined and removed from the property. At the discretion of the Company, the royalty can be reduced to 1.5% by the payment of $1,600,000.

4.     CONTINGENCY

The Company has acquired an option to earn a 70% interest in a mineral property. In order to maintain the option, the Company must satisfy the terms of the option agreement described in Note 3.

     a) The Company has acquired an option to earn a 70% interest in a mineral property. In order to maintain the option, the Company must satisfy the terms of the option agreement described in Note 3. Upon satisfying the terms of the option agreement, the Company will be deemed to have acquired a 70% interest in the property, and will be governed by a joint venture agreement with the optionor under which the parties will participate in future expenditures on the property proportional to each party's interest.

     b) There are several governmental regulations that materially restrict mining regulations. The Company is subject to the laws of the Northwest Territories in Canada. In order to maintain its interest in the property, the Company is required to incur a minimum of annual representative work or the property is forfeited.


5.     RELATED  PARTY  TRANSACTION

During the period ended October 31, 2002, three directors were paid $44,155 for management services.

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)


                          INTERIM FINANCIAL STATEMENTS


                                JANUARY 31, 2003
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                              INTERIM BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)



-----------------------------------------------------------------
                                          JANUARY 31   OCTOBER 31
                                             2003        2002
-----------------------------------------------------------------
ASSETS

Current
Cash                                      $  70,043   $ 76,217
Prepaid expense                               6,914     11,495
                                         -----------------------

                                             76,957     87,712


Website Development Costs                     1,000      1,000
                                         -----------------------

                                          $  77,957   $ 88,712
================================================================
LIABILITIES

Current
  Accounts payable and accrued
   liabilities                            $   4,998   $  3,184
                                         -----------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with
    a par value of $0.001 per share
    100,000,000 preferred shares with
    a par value of $0.001 per share

  Issued:
  14,023,579 common shares                   14,023     14,023

  Additional paid-in capital                170,493    170,493

  Share subscriptions receivable                  -    (19,602)

Deficit Accumulated During The
 Exploration Stage                         (111,557)   (79,386)
                                         -----------------------
                                             72,959     85,528
                                         -----------------------
                                          $  77,957   $ 88,712
================================================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                            INTERIM STATEMENT OF LOSS
                                   (Unaudited)
                            (Stated in U.S. Dollars)


                                          PERIOD FROM
                                          THREE        INCEPTION
                                          MONTHS       MARCH 14
                                          ENDED        2002 TO
                                      JANUARY 31     JANUARY 31
                                          2003         2003
------------------------------------------------------------
Expenses

  Mineral property option payment and
  exploration expenditures (Note 4)  $       281  $  9,343
  Professional fees                       13,829    22,781
  Consulting fees                              -     4,959
  Management fees                         17,581    61,736
 Travel                                        -     2,087
  Promotion                                    -     8,676
  Office and sundry                          480     1,975
-----------------------------------------------------------
Net Loss For The Period               $    32,171 $111,557
===========================================================

Basic And Diluted Loss Per Share      $      0.01
==================================================

Weighted Average Number Of Shares
 Outstanding                           14,023,579
==================================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                         INTERIM STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)


------------------------------------------------------------

                                                 PERIOD FROM
                                         THREE     INCEPTION
                                         MONTHS     MARCH 14
                                         ENDED      2002 TO
                                       JANUARY 31 JANUARY 31
                                          2003       2003
------------------------------------------------------------
Cash Flows From Operating Activities
  Net loss for the period              $(32,171)  $(111,557)

Adjustments To Reconcile Net Loss To
Net Cash Used By Operating Activities
Change in prepaid expense                 4,581      (6,914)
Change in accounts payable and
 accrued liabilities                      1,814       4,998
Shares issued for other than cash             -          20
                                       ---------------------
                                        (25,776)   (113,453)
                                       ---------------------

Cash Flows From Financing Activities
Share subscriptions                      19,602           -
Issue of common stock                         -     184,496
                                       ---------------------

                                         19,602     184,496
                                       ---------------------

Cash Flows From Investing Activity
Website development costs                     -      (1,000)

Increase (Decrease) In Cash              (6,174)     70,043

Cash, Beginning Of Period                76,217           -
                                       ---------------------

Cash, End Of Period                    $ 70,043   $  70,043
============================================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

                                JANUARY 31, 2003
                                   (Unaudited)
                            (Stated in U.S. Dollars)


                                          COMMON STOCK     DEFICIT
                           ------------------------------------------------------
                             NUMBER                                               ACCUMULATED
                             OF                        ADDITIONAL  SHARE          DURING THE
                             COMMON        PAR         PAID-IN     SUBSCRIPTIONS  EXPLORATION
                             SHARES        VALUE       CAPITAL     RECEIVABLE     STAGE      TOTAL
                            ----------------------------------------------------------------------
Shares issued
for cash
at $0.001                    6,000,000  $     6,000  $      -  $         -  $       -   $  6,000
Shares issued to acquire
mineral property interest
at $0.001                       20,000           20         -            -          -         20
Shares issued for cash at
 $      0.01                 7,300,284        7,300    65,703            -          -      73,003
Shares issued for cash at
 $      0.15                   703,295          703   104,790      (19,602)         -      85,891
Net loss for the period              -            -         -            -    (79,386)   (79,386)
                            ----------------------------------------------------------------------
Balance, October  31,
 2002                       14,023,579       14,023   170,493     (19,602)    (79,386)    85,528
Share subscriptions
received                             -            -         -       19,602          -     19,602
Net loss for the period              -            -         -            -    (32,171)   (32,171)
                            ----------------------------------------------------------------------
Balance,
January  31, 2003           14,023,579  $    14,023  $170,493  $         -  $(111,557)  $ 72,959
                            =====================================================================

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2003
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of January 31, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the October 31, 2002 audited financial statements and notes thereto.


2.     OPERATIONS

Organization

The  Company was incorporated in the State of Nevada, U.S.A., on March 14, 2002.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $111,557 for the period from March 14, 2002 (inception) to January 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2003
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Website  Development  Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

c)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2003
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

d)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
     ii)  non-monetary  items  at  the  historical  exchange  rate;
     iii) revenue and expense at the average rate in effect during the applicable accounting period.

e)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

f)     Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 31, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


4.     MINERAL  PROPERTY  INTEREST

On May 18, 2002, the Company acquired an option to earn a 70% undivided interest in a mineral claim located in the Mackenzie District of Nunavut, Canada.

In  order  to  earn  its  interest,  the  Company  is  required  to:

     i)   pay  $6,400  on  execution  of  the  agreement;
     ii) issue 20,000 common shares of the Company on execution of the agreement;
     iii) incur  $2,560  per  year  for  four years on exploration expenditures.

                  NORTH AMERICAN GENERAL RESOURCES CORPORATION
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2003
                                   (Unaudited)
                            (Stated in U.S. Dollars)



4.     MINERAL  PROPERTY  INTEREST  (Continued)

The 20,000 common shares issued on execution of the mineral property option agreement were issued in May 2002 at fair value of $0.001 per share. The fair value was established by reference to consideration paid for shares previously issued which was $0.001 per share.

The agreement is also subject to a gross overriding royalty equal to 2.5% of all products mined and removed from the property. At the discretion of the Company, the royalty can be reduced to 1.5% by the payment of $1,600,000.


5.     CONTINGENCIES

a) The Company has acquired an option to earn a 70% interest in a mineral property. In order to maintain the option, the Company must satisfy the terms of the option agreement described in Note 4. Upon satisfying the terms of the option agreement, the Company will be deemed to have acquired a 70% interest in the property, and will be governed by a joint venture agreement with the optionor under which the parties will participate in future expenditures on the property proportional to each party's interest.

b) There are several governmental regulations that materially restrict mining regulations. The Company is subject to the laws of the Northwest Territories in Canada. In order to maintain its interest in the property, the Company is required to incur a minimum of annual representative work or the property is forfeited.


6.     RELATED  PARTY  TRANSACTION

During the period ended January 31, 2003, three directors were paid $17,581 for management services.


7.     SUBSEQUENT  EVENT

Subsequent to January 31, 2003, the Company agreed to amendments to the May 18, 2002 mineral property option agreement whereby the optionor has waived the four year work requirement (at $2,560 per year) for exploration expenditures, and the Company is deemed to have earned its 70% undivided interest by making an additional cash payment of $1,380. In addition, the optionor is not obligated to contribute its share of any work program under the joint venture agreement until the Company has incurred $10,240 on exploration expenditures.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until  __90  days  following  the  date of this prospectus____, all dealers that
       -------------------------------------------------------
effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification is required  to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee   $   110.72
Federal  Taxes                                        $    NIL
State  Taxes  and  Fees                               $    NIL
Transfer  Agent  Fees                                 $  2,000
Accounting  fees  and  expenses                       $  3,000
Legal  fees  and  expenses                            $ 20,000
Miscellaneous                                         $    NIL
                                                      -----------
Total                                                 $ 25,110.72
                                                      ===========
--------------------------------------------------------------------------------

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 6,000,000 shares of common stock on March 25, 2002. Of those shares, 3,000,000 were issued to our president and director, Mr. Martin Ermer, and 3,000,000 were issued to our secretary, Ms. Teresita Ortiz. On June 30, 2002, Mr. Paul Cowley, vice-president exploration and director, subsequently acquired

500,000 common shares from Mr. Ermer and 500,000 common shares from Ms. Ortiz. All 6,000,000 shares were acquired at a price of $0.001 per share. Our total proceeds from this sale were $6,000. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We issued 20,000 shares of common stock on May 31, 2002, to 4763 NWT LTD., a company incorporated under the laws of the Northwest Territories, Canada, in partial consideration for our acquisition of the option on the Wool Bay mineral property. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 7,300,284 shares of our common stock at a price of $0.01 per share to a total of 48 purchasers on June 30, 2002. The total amount we received from this offering was $73,002.84. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision.

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 703,295 shares of our common stock at a price of $0.15 per share to a total of 65 purchasers on October 31, 2002. The total amount we received from this offering was $105,494.25. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)  Rule:  All  offers  and  sales  must  be  made  in  offshore  transactions.
     ----
     Compliance:  All  offers  and  sales  were made to non-U.S. residents. Each
     ----------
     subscriber  is  a  resident  of  Canada.

(2)  Rule: No directed selling efforts can be made in the United States by us, a
     ----
     distributor, their affiliates, or any person acting on behalf of any of the foregoing.
     Compliance:  No  directed  selling  efforts were made in the United States.
     ----------

(3)  Rule:  The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule
     ----
     903,  Regulation  S.
     Compliance:  We  have complied with the conditions of Category 3 of 903(b):
     ----------

     (a)  Rule:  Offering  restrictions  must  be  implemented.
          ----
          Compliance:  We  implemented offering restrictions in the Subscription
          ----------
          Agreements  with  investors;


     (b)  Rule:  All  offers or sales made prior to the expiration of a one-year
          ----
          distribution compliance period may not have been made to a U.S. person or for the account or benefit of a U.S. person.
          Compliance:  The  purchasers  in this offering are non-U.S. residents.
          ----------
          These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;

     (c)  Rule:  Offers  or  sales  made  prior  to the expiration of a one-year
          ----
          distribution compliance period must have been made pursuant to the following four conditions:

          i.   Rule:  The purchaser of the securities certified that it is not a
               ----
               U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.
               Compliance:  The  purchasers  in this offering so agreed in their
               ----------
               Subscription  Agreement.

         ii.   Rule:  The  purchaser  of  the  securities  agreed to resell such
               ----
               securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
               Compliance:  The  purchasers  in  the  offering  so agreed in the
               ----------
               Subscription  Agreement.

        iii.   Rule:  The  issuer's  securities contained a legend to the effect
               ----
               that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.
               Compliance:  A  restricted  legend,  as  described below, will be
               ----------
               affixed to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S. These Regulation S shares have not yet been certificated:
               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE
               SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

          iv.  Rule:  The  issuer is required, either by contract or a provision
               ----
               in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.
               Compliance: North American General Resources Corporation and each
               ----------
               subscriber both agreed in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

     (d)  Rule:  Each distributor selling securities to a distributor, a dealer,
          ----
          or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.
          Compliance:  Not  applicable  to  facts  of  offering.
          ----------


Item  27.  Exhibits

Exhibit
Number    Description
------    --------------------
3.1       Articles  of  Incorporation  (1)
3.2       Amended  By-Laws  (1)
5.1       Opinion of Cane O'Neill Taylor, LLC, with consent to use (1)
10.1      Option Agreement  on  Wool  Bay  Property  (2)


10.2      Amendment to  Option  Agreement  on  Wool  Bay  Property


23.1      Consent of  Morgan  &  Company,  Chartered  Accountants
23.2      Consent of  Robert  F.  Brown,  Consulting  Geologist(2)

(1)  documents  previously  filed  with  the initial SB-2 Registration Statement


(2) documents previously filed on Amendment 1 to the SB-2 Registration Statement


Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on June 9, 2003.


                    NORTH  AMERICAN  GENERAL  RESOURCES  CORPORATION

                    By:  /s/ Martin  Ermer
                         _________________________
                         Martin  Ermer
                         President  and  Director
                         Principal  Executive  Officer
                         Principal  Financial  Officer
                         Principal  Accounting  Officer



                    By:  /s/ Paul  Cowley
                         _________________________
                         Paul  Cowley
                         Director